                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement          / / Confidential, for Use of the Com-
                                             mission only (as permitted by Rule
                                             14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GENZYME TRANSGENICS CORPORATION
--------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement,
                      if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount Previously Paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:

                         GENZYME TRANSGENICS CORPORATION

                               FIVE MOUNTAIN ROAD
                       FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 620-9700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 25, 1999

         The annual meeting of the stockholders of Genzyme Transgenics Corporation, a Massachusetts corporation, will be held at The First National Bank of Boston, 100 Federal Street, Second Floor, Boston, Massachusetts, at 12:00 p.m. on Tuesday, May 25, 1999 for the following purposes:

     1. To elect three directors of the Company to serve until the 2002 Annual Meeting of Stockholders.

     2. To vote on a proposed amendment to the Company's 1993 Equity Incentive Plan to increase the number of shares of Common Stock covered by the plan by 375,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 1, 1999 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                         By order of the Board of Directors,

                                         Lynnette C. Fallon
                                         CLERK

Dated:   April 28, 1999

                         GENZYME TRANSGENICS CORPORATION

                               FIVE MOUNTAIN ROAD
                         FRAMINGHAM, MASSACHUSETTS 01701
                            TELEPHONE (508) 620-9700

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                               GENERAL INFORMATION

         The enclosed proxy is solicited on behalf of the Board of Directors of Genzyme Transgenics Corporation (the "Company") for use at the annual meeting of stockholders to be held on Tuesday, May 25, 1999, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 28, 1999.

         The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders.

                       VOTING SECURITIES AND VOTE REQUIRED

         Only stockholders of record at the close of business on April 1, 1999 will be entitled to vote at the meeting. On April 1, 1999, the Company had outstanding 18,832,764 shares of common stock, $.01 par value (the "Common Stock"), which is its only outstanding class of voting stock, each share of which is entitled to one vote.

         A majority in interest of all stock issued, outstanding and entitled to vote at the meeting, represented at the meeting, in person or by proxy, constitutes a quorum for the transaction of business.

         Directors must be elected by a plurality of the votes properly cast at the meeting pursuant to the Company's by-laws. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the proposed amendment to the Company's 1993 Equity Incentive Plan.


Dated:   April 28, 1999

                                 SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1999 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the Chief Executive Officer of the Company and the four executive officers named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all current executive officers and directors of the Company as a group.

         The footnotes to the table also include information about the ownership of common stock of Genzyme Corporation ("Genzyme"), of which the Company is a less-than-majority owned subsidiary. Genzyme has three series of Common Stock:
General Division Common Stock ("GGD Stock"), Tissue Repair Division common stock ("GTR Stock") and Molecular Oncology Division Common Stock ("GMO Stock").

                                                                                SHARES OF COMMON STOCK
                                                                                BENEFICIALLY OWNED (1)
                                                                                ----------------------
BENEFICIAL OWNER                                                           SHARES             PERCENT OF CLASS
----------------                                                        -------------         ----------------
Henri A. Termeer..............................................          7,701,865 (2)               40.8%
     c/o Genzyme Corporation
     One Kendall Square, Cambridge, MA 02139

Genzyme Corporation...........................................          7,669,365 (3)               40.7%
     One Kendall Square, Cambridge, MA 02139

James A. Geraghty.............................................            211,546 (4)                 *

Peter H. Glick................................................             99,336 (5)                 *

John B. Green.................................................             90,926 (6)                 *

Robert W. Baldridge...........................................             93,075 (7)                 *

Harry M. Meade................................................             80,820 (8)                 *

Sandra Nusinoff Lehrman.......................................             35,616 (9)                 *

Alan E. Smith.................................................             20,000 (10)                *

Francis J. Bullock............................................             18,000 (11)                *

Henry E. Blair................................................             16,000 (12)                *

Alan W. Tuck..................................................             16,000 (13)                *

All current executive officers and directors as a group
(11 persons)..................................................          8,383,184 (14)              43.0%

* Indicates less than 1%.

------------------------------------
(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Except as described with respect to Mr. Termeer, ownership of shares of GGD Stock, GTR Stock and GMO Stock set forth in these footnotes represents, with respect to each named person, less than one percent of the outstanding shares of each class of stock.

(2) Includes 23,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999. Also includes 7,669,365 shares beneficially owned by Genzyme, including an aggregate of 241,000 shares subject to common stock purchase warrants that are currently exercisable or exercisable within the 60-day period following April 1, 1999, as to all of which Mr. Termeer disclaims beneficial ownership. Mr. Termeer is President, Chief Executive Officer and Chairman of the Board of Genzyme. Mr. Termeer also beneficially owns 781,355 shares, 317,448 shares and 71,461 shares of GGD Stock, GTR Stock and GMO Stock, respectively, which figures include options to purchase 561,420 shares, 195,189 shares, and 52,080 shares of GGD Stock, GTR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1999. The GGD Stock, GTR Stock and GMO Stock beneficially owned by Mr. Termeer also includes 1,123 shares, 6,900 shares and 120 shares, respectively, held by Mr. Termeer's wife, and 8,648 shares of GTR Stock held in trust for the benefit of Mr. Termeer's son. Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trust. In the aggregate, such ownership represents less than one percent of the outstanding shares of each of GGD Stock, GTR Stock and GMO Stock.

(3) Includes 241,000 shares subject to common stock purchase warrants that are currently exercisable or exercisable within the 60-day period following April 1, 1999.

(4) Includes 188,332 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999. Mr. Geraghty also beneficially owns 9,454 shares, 7,369 shares and 1,439 shares of GGD Stock, GTR Stock and GMO Stock, respectively, which consist of options to purchase 6,332 shares, 7,069 shares and 1,407 shares of GGD Stock, GTR Stock and GMO Stock,, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1999.

(5) Includes 82,276 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999.

(6) Includes 90,376 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999.

(7) Includes 90,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999.

(8) Includes 75,176 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999. Dr. Meade also beneficially owns 700 shares and 1,126 shares of GGD Stock and GTR Stock, respectively, which consist of options to purchase such shares that are currently exercisable or exercisable within the 60-day period following April 1, 1999.

(9) Includes 30,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999.

(10) Consists of shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999. Dr. Smith also beneficially owns 141,778 shares, 42,368 shares and 17,640 shares of GGD Stock, GTR Stock and GMO Stock, respectively, which include options to purchase 141,490 shares, 39,822 shares and 17,618 shares of GGD Stock, GTR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1999.

(11) Consists of shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999.

(12) Includes 15,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999. Mr. Blair also beneficially owns 50,600 shares, 21,911 shares and 19,339 shares of GGD Stock, GTR Stock and GMO stock, respectively, which include options to purchase 25,600 shares, 17,827 shares and 6,638 shares of GGD Stock, GTR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1999.

(13) Consists of 15,000 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999 and 1,000 shares as to which Mr. Tuck shares voting and investment power with his wife.

(14) Includes 647,160 shares subject to stock options currently exercisable or exercisable within the 60-day period following April 1, 1999 and 7,669,365 shares owned by Genzyme, a corporation of which Mr. Termeer and Mr. Blair are directors and of which Mr. Termeer and Dr. Smith are officers. The Company's current directors and executive officers as a group beneficially own an aggregate of 983,887 shares, 390,222 shares and 109,879 shares of GGD Stock, GTR Stock and GMO Stock, respectively, which figures include options to purchase 735,532 shares, 261,033 shares and 77,743 shares of GGD Stock, GTR Stock and GMO Stock, respectively, that are currently exercisable or exercisable within the 60-day period following April 1, 1999. Such ownership represents 1.2% and 1.7% of the outstanding shares of GGD Stock and GTR Stock, respectively, and less than 1% of GMO Stock.

                              ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at eight for the coming year. Pursuant to the Company's Restated Articles of Organization, the Board of Directors of the Company is divided into three classes, with each class being as nearly equal in number of directors as possible. The term of one class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders. At the annual meeting of stockholders to be held on May 25, 1999, three directors will be elected to hold office for a term of three years and until their successors are elected and qualified. The Board of Directors' nominees, Henry E. Blair, Francis J. Bullock and Alan W. Tuck, have consented to serve if elected. However, if any such nominee is unable to serve, proxies will be voted for such other candidate or candidates as may be nominated by the Board of Directors.

         Pursuant to the Company's by-laws, directors must be elected by a plurality of votes properly cast at a meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes properly cast and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

         The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                            BUSINESS EXPERIENCE DURING                                PRESENT
                                                 PAST FIVE YEARS                         DIRECTOR       TERM
      NAME AND AGE                            AND OTHER DIRECTORSHIPS                     SINCE       EXPIRES
      ------------                            -----------------------                     -----       -------
*Henry E. Blair                Mr. Blair is President, Chief Executive Officer and         1993         1999
Age:  55                       Chairman of the Board of Dyax Corp. ("Dyax"), a
                               privately-held bioseparation, pharmaceutical discovery
                               and development company, and a consultant to several
                               companies, including Genzyme.  Prior to January 1990,
                               Mr. Blair was Senior Vice President, Scientific Affairs
                               of Genzyme. Mr. Blair is also a director of Genzyme and
                               Celtrix Pharmaceuticals, Inc.

*Francis J. Bullock            Dr. Bullock has been a senior consultant with Arthur D.     1994         1999
Age:  62                       Little, Inc. since September 1993, prior to which he was
                               Senior Vice President, Research Operations, of
                               Schering-Plough Research Institute, a position he held
                               from 1981 until August 1993.

*Alan W. Tuck                  Mr. Tuck is Chief Strategic Officer of Organogenesis        1993         1999
Age:  50                       Inc., a tissue engineering firm, and a strategic advisor
                               to Dyax. From September 1996 until July 1997, Mr. Tuck
                               was Executive Vice President and Chief Strategic Officer
                               of Biocode, Inc., a privately-held biotechnology company
                               focused on covert product marking and, from September
                               1996 until March 1997, was Chief Strategic Officer of
                               Immulogic Pharmaceutical Corporation, a publicly-held
                               biotechnology company focused on diseases of the immune
                               system. From February 1992 through May 1996, Mr. Tuck
                               was President and Chief Executive Officer of T Cell
                               Sciences, Inc. ("T Cell"). Mr. Tuck is also a director
                               of Apogee Technology, Inc.

Sandra Nusinoff Lehrman        Dr. Lehrman has been the President, Chief Executive         1998         2000
Age:  51                       Officer and a director of the Company since July 1998.
                               From July 1996 until July 1997, Dr. Lehrman was
                               President and Chief Operating Officer of
                               Cytotherapeutics, Inc., a publicly held
                               biotechnology company focused on the development
                               of cell therapy systems and, from July 1995 to
                               July 1996, was Vice President, Drug Development
                               of Triangle Pharmaceuticals, a start-up drug
                               development company focused on new antiviral
                               medicines for HIV and hepatitis and anti-cancer
                               drugs. From May 1994 to July 1995, Dr. Lehrman
                               was International Director, Biotechnology of
                               Wellcome PLC/Glaxo Wellcome Inc.

Alan E. Smith                  Dr. Smith has been the Senior Vice President, Research of   1993         2000
Age:  53                       Genzyme since August 1989 and its Chief Scientific
                               Officer since September 1996.

Robert W. Baldridge            Mr. Baldridge is Vice  Chairman of the Board of Directors   1994         2001
Age:  64                       of the Company. Mr. Baldridge  served as a director of
                               TSI Corporation from November 1990 until its
                               acquisition by the Company in October 1994, and
                               was Chairman and Chief Executive Officer of TSI
                               from April 1993 to October 1994. Mr. Baldridge
                               has provided consulting services to the Company
                               since October 1994 pursuant to a Consulting
                               Agreement and has served as an independent
                               financial and management consultant since June
                               1988.

James A. Geraghty              Mr. Geraghty has been Chairman of the Board of Directors    1993         2001
Age:  44                       since January 1998. Mr. Geraghty served as President,
                               Chief Executive Officer and a director of the
                               Company from its incorporation in February 1993
                               to July 1998. Since that time, Mr. Geraghty has
                               served as President, Therapeutics Europe, of
                               Genzyme.

Henri A. Termeer               Mr. Termeer has served as President of Genzyme since        1993         2001
Age:  53                       October 1983, Chief Executive Officer of Genzyme since
                               December 1985 and Chairman of the Board of
                               Genzyme since May 1988. Mr. Termeer is a director
                               of Abiomed, Inc., AutoImmune Inc., Geltex
                               Pharmaceuticals, Inc. and Diacrin, Inc., as well
                               as a trustee of Hambrecht & Quist Healthcare
                               Investors and Hambrecht & Quist Healthcare
                               Life Sciences Investors.

------------------------------------
* Indicates a nominee for election as director.

         The Board of Directors held eight meetings during fiscal year 1998. One director, Henri A. Termeer, attended fewer than 75% of the Board of Directors meetings held in 1998. The Company has standing Audit and Compensation Committees of the Board of Directors but does not have a Nominating Committee. The Audit Committee, consisting of Messrs. Baldridge, Blair and Tuck, held three meetings in 1998. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial controls and financial reporting systems. The committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent accountants and other matters relating to internal control systems. For information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" below.

DIRECTOR COMPENSATION

         DIRECTOR FEES. All directors, other than the Chairman of the Board, not employed by the Company or Genzyme receive $1,000 for each meeting of the Board of Directors attended in person, $400 for each meeting of the Board of Directors attended by telephone conference call and $400 for each committee meeting attended in person. The Chairman of the Board, Mr. Geraghty, who is not employed by the Company, receives $2,000 for each meeting of the Board of Directors that he attends in person, and $800 for each meeting of the Board of Directors he attends by telephone conference call.

         1993 DIRECTOR STOCK OPTION PLAN. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Company's 1993 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, as amended to date, options are automatically granted once a year, at the annual meeting of stockholders of the Company, to Eligible Directors elected or reelected at the meeting. Each Eligible Director receives an option to purchase 5,000 shares of Common Stock for each year of the term of office to which the director is elected (normally 15,000 shares for election to a three-year term of office). Upon the election of an Eligible Director other than at an annual meeting, such director is automatically granted an option to purchase 5,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected. Options become exercisable with respect to 5,000 shares on the date on which the option was granted and on the date of each annual meeting of stockholders thereafter, so long as the optionee is then a director of the Company. The options have a term of ten years and an exercise price, payable in cash or shares of Common Stock, equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported by the Nasdaq National Market System. Currently, the Eligible Directors are Robert W. Baldridge, Henry
E. Blair, Francis J. Bullock, James A. Geraghty, Alan E. Smith, Henry A. Termeer and Alan W. Tuck.

         In addition, on March 4, 1998, the Director Plan was amended to include a one-time option grant, effective upon the date of the 1998 Annual Meeting, to each of the directors not being reelected at such meeting, exercisable for each remaining year in such director's term of office. As a result, Dr. Smith received an option for 6,000 shares of Common Stock, and Messrs. Blair and Tuck and Dr. Bullock each received options for 3,000 shares of Common Stock. In all cases, options for 3,000 shares were immediately exercisable and 3,000 of Dr. Smith's options will become exercisable at the 1999 Annual Meeting of Stockholders.

         GERAGHTY COMPENSATION. Mr. Geraghty was Chief Executive Officer during part of 1998 and his compensation is discussed below under "EXECUTIVE COMPENSATION." Upon termination of his employment with the Company, Mr. Geraghty and the Company entered into a Consulting Agreement dated July 1, 1998. Under this agreement, Mr. Geraghty, will provide part-time consulting services to the Company for a two-year term ending June 30, 2000 unless earlier terminated by the Company for cause. Thereafter the term of the Consulting Agreement may be extended on a year-to-year basis by mutual agreement of the parties. During the initial consulting term, Mr. Geraghty receives a consulting fee at a daily rate of $1,200 for 3 days per month, or $43,200 annually. In 1998, Mr. Geraghty received $18,000 under this Consulting Arrangement.

         BALDRIDGE CONSULTING AGREEMENT. Under the terms of an Employment and Consulting Agreement dated October 1, 1994 among the Company, TSI and Mr. Baldridge, Mr. Baldridge agreed to provide full-time services to the Company for a one-year term that expired on October 1, 1995 and part-time consulting services to the Company and Genzyme during the five-year period thereafter. During the current five-year consulting term, Mr. Baldridge receives a consulting fee equal to $132,000 per year. Pursuant to the Employment and Consulting Agreement, Mr. Baldridge was granted an option to purchase 35,000 shares of Common Stock in October 1994. By its terms, such option became fully exercisable in five installments ending in October 1998, has a term of ten years and an exercise price of $2.75.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers and the bases for Dr. Lehrman's compensation as Chief Executive Officer. The following graph shows the cumulative total shareholder return on the Company's Common Stock over the period from December 31, 1993 to January 3, 1999, as compared with that of the S&P 500 Composite Index and the PricewaterhouseCoopers Biotech Index.

                 COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG
           GENZYME TRANSGENICS CORPORATION, THE S&P 500 COMPOSITE INDEX
                  AND THE PRICEWATERHOUSECOOPERS BIOTECH INDEX*


                                    [GRAPH]

     -------------------------------------------------------------------------------------------------------
                                          12/31/93    12/30/94   12/29/95  12/31/96   12/31/97    1/3/99
     -------------------------------------------------------------------------------------------------------
     GENZYME TRANSGENICS CORPORATION         100         30         65        91        143         83
     -------------------------------------------------------------------------------------------------------
     S&P 500 COMPOSITE INDEX                 100         98        132        159       208         264
     -------------------------------------------------------------------------------------------------------
     PRICEWATERHOUSECOOPERS BIOTECH          100         96        183        210       232         351
     INDEX
     -------------------------------------------------------------------------------------------------------

------------------
* Assumes $100 invested on December 31, 1993 in Genzyme Transgenics Corporation Common Stock, the S&P 500 Composite Index and the PricewaterhouseCoopers Biotech Index, with all dividends, if any, being reinvested.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         One of the Company's executive officers during 1998, James A. Geraghty, President and Chief Executive Officer, resigned as President and Chief Executive Officer of the Company effective July 1, 1998. At that time, Mr. Geraghty became a full-time employee of Genzyme and entered into a Consulting Agreement with the Company under which he continues to serve as Chairman of the Board. See "Director Compensation."

         The Compensation Committee of the Board of Directors determines the compensation to be paid to executive officers of the Company, including the Chief Executive Officer. The Compensation Committee also administers the Company's 1993 Equity Incentive Plan (the "Equity Plan"), including the grant of stock options and other awards under the Equity Plan. The Compensation Committee, which held six meetings during 1998, is currently composed of Messrs. Bullock (Chairman), Blair and Tuck. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal year 1998 as they affected Mr. Geraghty and Dr. Lehrman, each in the capacity of President and Chief Executive Officer during part of 1998, and each of the top three executive officers other than Mr. Geraghty and Dr. Lehrman whose combined salary and bonus for fiscal year 1998 exceeded $100,000, named in the following compensation tables (the "Other Executive Officers").

         COMPENSATION PHILOSOPHY

         The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company by maintaining a competitive salary structure as compared with other biotechnology and contract research companies. The compensation program seeks to align compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage effective individual performance relative to the Company's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

         In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives as well as to reward each executive's achievement of designated targets relating to the Company's annual and long term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies its judgment in reconciling the program's objectives with the realities of retaining valued employees.

         EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation package for the three Other Executive Officers is composed of three elements: base salary, annual incentive bonuses based on corporate and individual performance, and initial, annual and other periodic grants of stock options under the Equity Plan.

         BASE SALARY. Each of the Other Executive Officers has entered into an employment agreement with the Company (see "Executive Employment Agreements"). The minimum annual base salary set forth in each of the Executive Agreements was fixed with reference to each executive's salary history and internal and external equity considerations. At the beginning of each fiscal year, the Compensation Committee engages in a review of the base salaries paid to the Other Executive Officers. In 1998, the annual base salary for each of the Other Executive Officers, was adjusted in light of the executive's prior performance, tenure and responsibility, as well as independent compensation data.

         BONUS COMPENSATION. In fiscal 1998, the Committee established a maximum bonus opportunity for Mr. Glick equal to 30% of his base salary and for each of Mr. Green and Dr. Meade equal to 25% of their respective base salaries. Bonuses are tied directly to the Company's financial performance, and the contribution of each executive to such performance. Pursuant to the Company's 1998 Executive Bonus Program adopted by the Committee, 75% of Mr. Glick's 1998 bonus was based on the quantitative performance of Primedica Corporation, with reference to Primedica's 1998 revenues, profits and cash flow in comparison to budget. The remaining 25% of his bonus opportunity was based on qualitative criteria, as evaluated by the Chief Executive Officer. With respect to the 1998 bonus opportunities for Mr. Green and Dr. Meade, one-third was based on 1998 company-wide quantitative performance, with reference to revenues and profits in comparison to budget. The remaining two-thirds of such officers' bonus opportunities was determined 50% on the basis of qualitative criteria, as evaluated by the Chief Executive Officer, and 50% on goals criteria, which goals had been previously agreed upon between the executive and the Chief Executive Officer.

         STOCK OPTIONS. Executive officer compensation also includes long-term incentives afforded by options to purchase shares of Common Stock. The purposes of the Company's stock option grant program are to (i) highlight and reinforce the mutuality of long-term interests between employees and the shareholders and
(ii) to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to the Company's growth and development. In May 1998, the Committee approved annual option grants covering 25,000 shares to each of Mr. Green and Mr. Meade, and a grant covering 30,000 shares to Mr. Glick, as shown in the table below.

         CHIEF EXECUTIVE OFFICERS. Mr. Geraghty served as President and Chief Executive Officer of the Company through July 1, 1998, on which date Dr. Lehrman became the President and Chief Executive Officer of the Company. The Compensation Committee established a compensation package for Mr. Geraghty prior to his departure and for Dr. Lehrman, on her arrival, based on an analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants.

         The Committee established a 1998 base salary of $269,000 for Mr. Geraghty and a target bonus opportunity of 40% of such base salary. The increase in Mr. Geraghty's 1998 base salary from his 1997 base compensation resulted from a determination by the Committee that Mr. Geraghty's salary should be at the midpoint of a range of Chief Executive Officer salaries in the comparable companies reviewed by the Committee. In addition, the Committee determined that the 14% increase in his 1998 base salary over his 1997 base salary was merited in part by Mr. Geraghty's 1997 performance.

         Mr. Geraghty's bonus percentage was fixed at the same percentage of base salary as it had been in 1997. Given the transitional role of Mr. Geraghty during 1998, no specified criteria were used to determine the achievement of his bonus. In March 1999, the Committee awarded Mr. Geraghty a bonus of $17,000 in respect of his 1998 performance.

         In August 1998, the Committee approved an option grant to Mr. Geraghty to purchase 30,000 shares of the Company's Common Stock. The grant was made in light of Mr. Geraghty's continuing role as a consultant to the Company.

         Dr. Lehrman has an Executive Agreement with the Company that established a compensation package consisting of a 1998 annual base salary of $260,000 and an initial bonus of $52,000, which was paid in two equal installments in July 1988 and January 1999. As part of her employment agreement, Dr. Lehrman was also granted an option to purchase 150,000 shares of the Company's Common Stock. The Committee concluded that such a grant was in keeping with ranges for equity compensation for Chief Executive Officers of similar companies. The option became exercisable as to 30,000 on the date of grant and will become exercisable with respect to 30,000 additional shares on each of July 1, 1999, 2000, 2001 and 2002.

         COMPENSATION DEDUCTIBILITY.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of that limit. Although the Company currently does not expect to have compensation exceeding this one-million-dollar limit, the Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted thereunder to permit such awards to qualify for the exclusion from the limitation on deductibility for performance-based compensation. The Compensation Committee will continue to assess the impact of
Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                              By the Compensation Committee,

                                              Henry E. Blair
                                              Francis J. Bullock
                                              Alan W. Tuck

         The following tables set forth certain compensation information for each of the current and former Chief Executive Officers of the Company and the three Other Executive Officers of the Company, during the fiscal year ended January 3, 1999.

                                            SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                      ------
                                         ANNUAL COMPENSATION                         SECURITIES
                                         -------------------                        UNDERLYING         ALL OTHER
NAME AND POSITION                 YEAR      SALARY             BONUS                OPTIONS (#)      COMPENSATION (2)
-----------------                 ----      ------             -----                -----------      ----------------
Sandra Nusinoff Lehrman           1998      $130,000 (1)       $52,000               150,000            $4,470
Current Chief Executive Officer
                                                                                                          --
James A. Geraghty                 1998       153,000            17,000                30,000
Former Chief Executive            1997       234,000            84,167                50,000             4,566
Officer                           1996       197,500            79,250                32,103             4,002

Peter H. Glick                    1998       190,000            21,874                30,000             5,395
President, Primedica              1997       154,000            27,762                25,000             4,658
Corporation                       1996       135,000            25,313                12,720             4,668

Harry M. Meade                    1998       172,500            25,875                25,000             2,959
VP, Transgenics Research          1997       156,000            39,500                25,000             2,768
                                  1996       126,000            31,500                12,720             2,177

John B. Green                     1998       172,400            30,502                25,000             4,728
VP, Chief Financial               1997       150,000            35,808                25,000             3,993
Officer                           1996       135,000            29,531                12,720             4,007

------------------------------------
(1) Dr. Lehrman's annual salary of $260,000 for 1998 was prorated for the portion of the year beginning July 1, 1998 through December 31, 1998. One half of Dr. Lehrman's bonus of $52,000 was paid in December 1998 and the other half was paid in January 1999.

(2) The reported amounts in this column represent employer contributions under the Genzyme Transgenics Corporation 401(k) Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          -----------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                            NUMBER      PERCENTAGE OF                                 ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS                                 PRICE APPRECIATION FOR OPTION
                          UNDERLYING      GRANTED TO   EXERCISE                                   TERM (2)
                           OPTIONS       EMPLOYEES IN  PRICE         EXPIRATION      -------------------------------
NAME                       GRANTED(1)     FISCAL YEAR  ($/SHARE)        DATE         0%($)     5%($)          10%($)
----                      -----------   -------------  ---------     ----------      -----     -----          ------
Sandra Nusinoff            150,000          21.0%       7.750          7/1/08         0        731,090      1,852,726
   Lehrman

James A. Geraghty           30,000           4.2%       5.875          8/5/98         0        110,843        280,897

Peter H. Glick              30,000           4.2%       9.125         5/27/08         0        172,160        436,287

Harry M. Meade              25,000           3.5%       9.125         5/27/08         0        143,467        363,572

John B. Green               25,000           3.5%       9.125         5/27/08         0        143,467        363,572
----------------------- --------------- --------------- ----------- -------------- --------- ---------- --------------

(1) The options listed in this column were granted under the Equity Plan and are exercisable with respect to 20% of the underlying shares on the date of grant and an additional 20% of the underlying shares on each of the next four anniversaries of such date.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all stockholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of the Common Stock would have to be approximately 63% and 159% above the total weighted average exercise price of all options described above ($7.9567). The potential value to all stockholders if the price of the Common Stock appreciates at rates of 5% and 10% over the term of the options listed above would be $94,238,120 and $238,817,897, respectively, assuming a purchase of Common Stock in 1998 at $7.9567 per share.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                FISCAL YEAR-END OPTION VALUE


                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                      OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                  SHARES                          FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
                               ACQUIRED ON       VALUE              EXERCISABLE/                  EXERCISABLE/
        NAME                    EXERCISE (#)  REALIZED ($)         UNEXERCISABLE               UNEXERCISABLE (1)
        ----                   -------------  ------------      -----------------------   ------------------------
Sandra Nusinoff Lehrman             0              0              30,000 / 120,000                 0 / 0

James A. Geraghty                   0              0              159,561 / 79,792            97,031 / 17,250

Harry M. Meade                      0              0               61,932/ 45,988              5,750 / 5,750

Peter H. Glick                      0              0               68,032 / 49,988            129,875 / 5,750

John B. Green                       0              0               76,132 / 46,988            125,750 / 8,625
------------------------------------------------------------------------------------------------------------------

(1) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on January 3, 1999 as reported by the Nasdaq National Market System, which closing price was $5.8750.

                         EXECUTIVE EMPLOYMENT AGREEMENTS

         SANDRA NUSINOFF LEHRMAN. Under the terms of the Employment Agreement, as amended through September 21, 1998, between Dr. Lehrman and the Company, Dr. Lehrman's minimum annual base salary is set at $260,000. She also received an initial bonus of $52,000 for the 1998 calendar year one half of which was payable on December 31, 1998 and the other half in January 1999. Dr. Lehrman is also eligible to receive performance and incentive bonuses of not less than 40% of her base salary for 1999.

         PETER H. GLICK. Under the terms of the Amended and Restated Employment Agreement entered into between Mr. Glick and the Company in September 1997, Mr. Glick's annual base salary, which has been set at $199,500 for the 1999 calendar year, will be no less than $154,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1999 at 30% of such base salary.

         JOHN B. GREEN. Under the terms of the Amended and Restated Employment Agreement entered into between Mr. Green and the Company in August 1997, Mr. Green's annual base salary, which has been set at $181,000 for the 1999 calendar year, will be no less than $150,000 per annum. He is also eligible to receive performance and incentive bonuses as determined by the Company's Compensation Committee, which has set his maximum cash bonus for 1999 at 25% of such base salary.

         HARRY M. MEADE. Under the terms of an Employment Agreement between Dr. Meade and the Company, Dr. Meade's annual base salary, which has been set at $181,000 for the 1999 calendar year, will be no less than $126,000 per annum. Under the agreement, he is also eligible to receive bonuses based on individual and Company performance, and the Company's Compensation Committee has established a maximum bonus for 1999 equal to 25% of such base salary.

         Each of the foregoing agreements will remain in effect until terminated in accordance with its terms. In the event that the Company terminates any of the foregoing employees without cause or if any of such employees terminates his or her agreement upon a "change of control" of the Company, as such term is defined in each of the employment agreements, such employee will immediately be paid the maximum bonus for the year of termination in one lump sum, prorated on the basis of the portion of the year completed, and will continue to receive his or her then current base salary for a severance period. In the case of Dr. Lehrman, the severance period is two years. In the case of Mr. Green, the severance period in the event of a "change of control" is two years and otherwise is one year. In the case of Mr. Glick, the severance period in the event of a disposition by the Company of all or substantially all of its contract research organization businesses is two years and otherwise is one year. In the case of Dr. Meade, the severance period is one year. If Dr. Meade terminates his agreement upon a change of control, his severance payments will be reduced by income which he derives during such severance period from a subsequent employer. In any case in which the Company must pay severance upon a change of control (plus, in the case of Mr. Glick, a disposition of the contract research organization businesses), outstanding stock options held by the affected employee which are not then exercisable shall immediately become exercisable.

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended January 3, 1999, the Company's Compensation Committee consisted of Dr. Bullock and Messrs. Blair and Tuck.

         Mr. Blair is President, Chief Executive Officer and Chairman of the Board of Dyax and Mr. Tuck is a strategic advisor to Dyax. The Company and Dyax are parties to an agreement under which Dyax has agreed to develop a purification media for certain of the Company's products. At January 3, 1999, the Company had paid Dyax an aggregate of $20,000 pursuant to such agreement.

         Four members of the Company's Board of Directors serve as directors and/or officers of Genzyme; Mr. Termeer is Chairman of the Board, President and Chief Executive Officer, Mr. Blair is a director, and Dr. Smith and Mr. Geraghty are officers of Genzyme. In connection with and following the Company's initial public offering in July 1993, the Company entered into various agreements with Genzyme which are summarized below. In 1998, the Company paid Genzyme an aggregate of $3,568,000 million and received an aggregate of $11,000 from Genzyme pursuant to the research and development agreement, the services agreement and the lease agreement described below.

         TECHNOLOGY TRANSFER AGREEMENT. Under the Technology Transfer Agreement dated May 1, 1993, Genzyme transferred substantially all of its transgenic assets and liabilities to GTC, including its ownership interest in SMI Genzyme Ltd., a joint venture between Genzyme and Sumitomo Metal

Industries Ltd. (the "Joint Venture"), assigned its relevant contracts and licensed to the Company technology owned or controlled by it and relating to the production of recombinant proteins in the milk of transgenic animals (the "Field") and the purification of proteins produced in that matter. The license is worldwide and royalty-free as to Genzyme, although GTC is obligated to Genzyme's licensors for any royalties due them. As long as Genzyme owns less than 50% of GTC, Genzyme may use the transferred technology, or any other technology it subsequently acquires relating to the Field, without any royalty obligation to the Company, provided Genzyme may not offer transgenic production services to third parties.

         RESEARCH AND DEVELOPMENT AGREEMENT. Pursuant to a Research and Development Agreement dated May 1, 1993 (the "R&D Agreement"), Genzyme and GTC agreed, until December 31, 1998, which agreement has been extended for a term currently under negotiation, to provide research and development services to the other relating, in the case of GTC, to transgenic production of recombinant proteins and, in the case of Genzyme, to the purification of such proteins. Each company receives payments from the other equal to the performing party's fully allocated cost of such services, which can be no less than 80% of the annual budgets established by the parties under the R&D Agreement, plus, in most cases, a fee equal to 10% of such costs. The parties are continuing under this agreement and are currently negotiating an extension of the agreement.

         SERVICES AGREEMENT. Under a Services Agreement between GTC and Genzyme, GTC pays Genzyme a fixed monthly fee for basic laboratory and administrative support services provided by Genzyme. The monthly fee is adjusted annually, based on the services to be provided and changes in Genzyme's cost of providing the services. The Services Agreement is self-renewing annually and may be terminated upon 90 days notice by either party to the other party.

         LEASE. GTC leases a portion of Genzyme's facilities in Framingham, Massachusetts. GTC paid Genzyme $411,000 under the lease in 1998. This lease expired in May 1998, at which time the lease automatically renewed for one year and continues to do so annually until terminated by either party on 90 days notice.

         The Company and Genzyme have also entered into the following agreements:

         AT-III JOINT VENTURE. On January 1, 1998, the Company and Genzyme executed a definitive collaboration agreement for the ATIII LLC joint venture. Under the terms of the agreement, Genzyme will provide 70% of the first $33 million of development costs, excluding facility costs, under this program. The Company will fund the other 30% of these costs. Development costs in excess of these amounts will be funded equally by the partners. The Company and Genzyme will also make capital contributions to ATIII LLC sufficient to pay 50% each of all new facility costs to be incurred. In addition to the funding, both partners will contribute manufacturing, marketing and other resources to ATIII LLC at cost. Under the agreement to establish the joint venture, Genzyme and the Company were the only members and owned 3.7% and 96.3% interest, respectively. Under the executed purchase agreement, the Company sold and assigned a 46.3% ownership interest to Genzyme so that Genzyme and GTC each owned 50% of the venture. The purchase price includes milestone payments of $12,500,000 from Genzyme to the Company if and when the product has been approved by the United States Food and Drug

Administration and certain sales levels have been reached. Profits and losses are shared according to ownership percentages. These agreements cover all territories other than Asia.

         CONVERTIBLE DEBT AGREEMENT. Under the Amended and Restated Convertible Debt Agreement dated December 28, 1998 (the "Convertible Debt Agreement"), Genzyme has agreed to provide to the Company a revolving line of credit in the amount of $8.3 million, which expires on March 31, 2000 and has an option, at that date, for the Company to convert the outstanding balance to a three-year term loan.

         CREDIT LINE, TERM LOAN AND LIEN. In December 1998, GTC refinanced then existing commercial borrowings with another bank in the aggregate amount of $24.6 million. Both of the newly established loans are guaranteed by Genzyme. The Company has agreed to reimburse Genzyme for any liability Genzyme may incur under such guaranty and has granted Genzyme a first lien on all of the Company's assets to secure such obligation. In consideration of Genzyme's agreement to provide these guarantees, the Company issued warrants to purchase 145,000 and 288,000 shares of the Company's Common Stock at prices per share of $2.84 and $4.875, respectively (the market prices of the Company's Common Stock on the dates of the respective credit lines) each with a ten-year term.

                PROPOSAL TO AMEND THE 1993 EQUITY INCENTIVE PLAN

GENERAL

         The Equity Plan was adopted by the Board of Directors in May 1993 and approved by Genzyme as the sole stockholder of the Company in June 1993. The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock and stock units ("Awards") to employees and consultants of the Company and its affiliates ("Eligible Persons").

         Currently, Awards may be made under the Equity Plan for up to a total of 3,015,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. In addition, as permitted by the Equity Plan, options to purchase an aggregate of 224,350 of Common Stock (the "Assumed Options") were granted under the Equity Plan in addition to the reserved shares as a result of the Company's assumption of outstanding options to purchase shares of Common Stock of TSI Corporation ("TSI") in connection with the October 1994 acquisition of TSI by the Company. Options may be granted under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the number of shares available for award under the Equity Plan.

         As of April 1, 1999, 640 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 3,179,630 shares of Common Stock had been granted, excluding the Assumed Options. Of these options, options to purchase 462,981 shares had been cancelled, options to purchase 324,116 had been exercised and options to purchase an aggregate of 2,392,533 shares remained outstanding, leaving only 298,351 shares available for new Awards under the Equity Plan. No stock appreciation rights, performance shares, restricted stock, stock units or other stock-based awards have been granted under the Equity Plan. The closing price of the Company's Common Stock on April 1, 1999, as reported by the Nasdaq National Market System, was $3.94.

ADMINISTRATION AND ELIGIBILITY

         Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Equity Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Equity Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Awards under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. However, the exercise price of any stock option granted under the Equity Plan may not be less than the fair market value of the Common Stock on the date of grant.

         The Compensation Committee has adopted guidelines for the number of annual and new hire options awarded to employees of the Company, other than employees who are subject to Section 16 of the Exchange Act. These guidelines are based on the salary grade of the employee and provide for the grant of incentive stock options at fair market value on the date of grant. The Compensation Committee has delegated to the President the power to make awards under the Equity Plan, in amounts consistent with the guidelines, to employees that are not subject to Section 16 of the Exchange Act. The guidelines may be changed by the Compensation Committee at any time.

PROPOSED AMENDMENT TO THE 1993 EQUITY INCENTIVE PLAN

         The Board of Directors has voted, subject to approval of the stockholders, to increase the number of shares of Common Stock that may be subject to Awards under the Equity Plan by 375,000 shares (the "Additional Shares") to an aggregate of 3,390,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to Eligible Persons in the future.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Equity Plan.

         If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee both within two years from the date of grant and within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of

ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two-year or the one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         NONSTATUTORY STOCK OPTIONS. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTE REQUIRED

         The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the amendment to the Equity Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               CERTAIN TRANSACTIONS

         Messrs. Blair, Geraghty, Termeer and Tuck and Dr. Smith are directors and/or executive officers of Dyax and/or Genzyme. The Company is involved in various financial and business transactions with Dyax and Genzyme. See "Compensation Committee Interlocks and Insider Participation."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended

January 3, 1999, all Section 16(a) filing requirements applicable to ten percent stockholders known to the Company were complied with and all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that (i) one report of one transaction by Dr. Meade was filed late, (ii) late reports were filed by each of Henry E. Blair, Francis
J. Bullock, Alan E. Smith and Alan W. Tuck, reporting a grant of stock options to purchase shares of the Company's Common Stock, and (iii) reports filed by each of Robert W. Baldridge and Henri A. Termeer, reported a lesser number of stock options actually granted to such person, which reports were subsequently corrected by amendment.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP, independent accountants, examined the Company's financial statements for the year ended January 3, 1999. The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the Company's auditors for its fiscal year ending January 1, 2000. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting, to be available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

                      DEADLINE FOR STOCKHOLDER PROPOSALS

         The Company's 2000 Annual Meeting of Stockholders will be held on May 24, 2000. In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 2000 annual meeting of stockholders, it must be received by the Company at Five Mountain Road, Framingham, Massachusetts 01701, Attention: John B. Green, no later than December 30, 1999.

             ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND
                                   NOMINATIONS

         In order for a stockholder to bring business before or propose director nominations at the 2000 Annual Meeting, the stockholder must give written notice to the Chairman of the Board, President, Treasurer or Clerk of the Company not later than the close of business on April 4, 2000.

                            EXPENSES OF SOLICITATION

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to solicitations by mail, proxies may be solicited by officers, directors and employees of the Company, in person or by telephone.

                                  OTHER MATTERS

         The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                               FORM OF PROXY CARD

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 25, 1999

                         GENZYME TRANSGENICS CORPORATION

         The undersigned stockholder of Genzyme Transgenics Corporation (the "Company") hereby appoints Sandra Nusinoff Lehrman, John B. Green and Lynnette
C. Fallon, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 25, 1999, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

           PLEASE SIGN AND MAIL THIS PROXY TODAY      Mark here for      / /
                                                      Address Change
   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)      and Note on
                                                      Reverse

                         (REVERSE SIDE OF PROXY CARD)

                       PLEASE DATE, SIGN AND MAIL YOUR PROXY
                        CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                         GENZYME TRANSGENICS CORPORATION

                                  May 25, 1999


A /X/ Please mark your votes as in this example

                                 WITHHELD
                  FOR            from
                  all nominees   all nominees

1.  Proposal to    / /            / /           Nominees:    Henry E. Blair
    elect                                                    Francis J. Bullock
    directors.                                               Alan W. Tuck

(INSTRUCTIONS: To withhold authority to vote for any person, strike a line through the nominee's name.)

                                            FOR   AGAINST   ABSTAIN
2.    Proposal to amend the 1993
      Equity Incentive Plan to              / /     / /       / /
      increase the number of
      shares covered by the plan.


-----------------------    -----------  ---------------------------  ----------
SIGNATURE                     DATE:     SIGNATURE (IF HELD JOINTLY)     DATE:

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    APPENDIX

                 1993 EQUITY INCENTIVE PLAN, AS AMENDED TO DATE

1. ADOPTED BY THE BOARD OF DIRECTORS ON MAY 1, 1993; APPROVED BY THE STOCKHOLDERS ON JUNE 25, 1993.
2. AMENDED BY THE BOARD OF DIRECTORS ON SEPTEMBER 24, 1993 (NO STOCKHOLDER APPROVAL REQUIRED).
3. AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 24, 1994, MARCH 17, 1995 AND APRIL 6, 1995; APPROVED BY THE STOCKHOLDERS ON MAY 19, 1995.
4. AMENDED BY THE BOARD OF DIRECTORS ON MARCH 13, 1996; APPROVED BY THE STOCKHOLDERS ON MAY 15, 1996.
5. AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1997; APPROVED BY THE STOCKHOLDERS ON MAY 28, 1997.
6. AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 4, 1998; APPROVED BY THE STOCKHOLDERS ON MAY 27, 1998.

                        GENZYME TRANSGENICS CORPORATION

                           1993 EQUITY INCENTIVE PLAN

Section 1.  PURPOSE

         The purpose of the Genzyme Transgenics Corporation 1993 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.


Section 2.  DEFINITIONS

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means either any one of one or more committees of the Board appointed by the Board to administer the Plan, the members of which are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision (the "Rule") to the extent necessary to comply with the Rule.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means Genzyme Transgenics Corporation.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, designated Beneficiary shall mean the Participant's estate.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.


Section 3.  ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.


Section 4.  ELIGIBILITY

         All employees, and in the case of Awards other than Incentive Stock Options, consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  STOCK AVAILABLE FOR AWARDS

         (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,015,000(1) shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.


Section 6.  STOCK OPTIONS

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the

------------------------
(1) This number includes 224,350 shares reserved for issuance upon the exercise of outstanding options to purchase shares of common stock of TSI Corporation, which options were assumed by the Company in October 1994 in connection with the Company's acquisition of TSI Corporation.

exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.


Section 7.  STOCK APPRECIATION RIGHTS

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

         (b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  PERFORMANCE SHARES

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.


Section 9.  RESTRICTED STOCK

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.


Section 10.  STOCK UNITS

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.


Section 11.  GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) LIMITATIONS ON TRANSFERABILITY. Options shall not be transferable by the recipient other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative; provided that the Committee may in its discretion waive such restriction in any case.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

         (c) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (e) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (f) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (g) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (h) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Option in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

         (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

         (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 12.  MISCELLANEOUS

         (a) LIMITATION ON NUMBER OF SHARES GRANTED. Notwithstanding any other provision of the Plan, the aggregate number of shares of Common Stock subject to Options and SARs that may be granted within any fiscal year to any one Eligible Person under the Plan shall not exceed that number of shares equal to 20% of the total number of shares reserved for issuance under the Plan, except for grants to new hires during the fiscal year of hiring which shall not exceed that number of shares equal to 30% of the total number of shares reserved for issuance under the Plan.

         (b) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (c) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (d) EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective on May 1, 1993. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

         (e) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

         (f) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.